UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): November 7, 2014

Commission File Number 000-54530

FOREX INTERNATIONAL TRADING CORP.

(Exact name of small business issuer as specified in its charter)

Nevada	27-0603137
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

49 Front Street, Suite 206, Rockville Centre, New York, 11570

(Address of principal executive offices)

888-426-4780

(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors;
Appointment of Certain Officers; Compensatory Arrangement s of Certain Officers

On November 7, 2014, Igwekali Reginald Emmanuel was appointed by Forex International Trading Corp. (the “Company”) to serve as the President, Chief Executive Officer, Secretary and Treasurer as well as Chairman of the Board of Directors of the Company. Andrew Cox resigned as an executive officer and director of the Company to pursue other interests.

There is no understanding or arrangement between Mr. Emmanuel and any other person pursuant to which he was appointed as an executive officer and director.  Mr. Emmanuel does not have any family relationship with any director, executive officer or person nominated or chosen by us to become a director or an executive officer.  Mr. Emmanuel has not had direct or indirect material interest in any transaction or proposed transaction, in which the Company was or is a proposed participant, exceeding $120,000.

Igwekali Reginald Emmanuel has held the positions of Registered Agent, Soccer Scouting Director and Soccer Academy Manager from 2009 through the present. Prior to this, Mr. Emmanuel was the Head of Marketing for Vatev Sports Company Grecce/Brazil.  Mr. Emmanuel received a degree in Business Administration from Rivers State College Of Arts/Science Port Harcourt.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

FOREX INTERNATIONAL TRADING CORP.

By: /s/ Igwekali Reginald Emmanuel

Name: Igwekali Reginald Emmanuel
Title: CEO, President, Secretary,
Treasurer and Chairman

Date:	November 7, 2014
Rockville Centre, New York